EXHIBIT 4.1


                       CERTIFICATE OF STOCK


S_________________                             __________________
      NUMBER                                        SHARES

COMMON STOCK                                         COMMON STOCK
$.0001 PAR VALUE                                 $.0001 PAR VALUE

                          {CENTRAL LOGO}

                     SIMON PROPERTY GROUP, INC.*/
       INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE                       CUSIP 828805 10 1
IN INDIANAPOLIS, IN OR NEW YORK, NY                      SEE REVERSE FOR
                                                     CERTAIN DEFINITIONS

This Certifies that

is the owner of

      FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Simon Property Group, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:
                         {CORPORATE SEAL}
/s/ James M. Barkley                            /s/    David Simon
- --------------------                            -------------------
Secretary                                       President


Countersigned and Registered:
     BANK ONE, INDIANAPOLIS, N.A.
          (Indianapolis, Indiana)

By______________________________
    Transfer Agent and Registrar
    Authorized Signature

________________________________
*/    Name changed to SIMON DeBARTOLO GROUP, INC.

                                                                       2
                      SIMON PROPERTY GROUP, INC.

     The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of
Equity Stock in excess of 4.9% of the value of the outstanding Equity
Stock of the Corporation (other than members of the Simon Family
Group, who may not Beneficially Own or Constructively Own shares of Equity Stock in excess of 30% of the value of the outstanding Equity
Stock of the Corporation); or (2) Beneficially Own Equity Stock that would result in the Corporation's being "closely held" under section
856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing at least 15 days prior to such proposed or attempted transfer. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust by the Corporation.

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

     Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -___________________Custodian____________________
                         (Cust)                    (Minor)
                   under Uniform Gifts to Minors Act___________________
                                                          (State)
      Additional abbreviations may also be used though not in the above list.

     For value received, ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________
|                            |
| ___________________________|__________________________________________


________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________


_________________________________________________________________________


___________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:______________

                              Signature(s)______________________________

                              NOTICE:  The signature(s) to
                              this assignment must correspond
                              with the name as written upon
                              the face of the Certificate, in
                              every particular, without
                              alteration or enlargement or any
                              change whatever.

Signature Guaranteed By:



_________________________________